Prospectus Supplement filed under Rule 424(b)(3)
                                                  Registration Number 333-91749





Prospectus Supplement No. 3, dated April 28, 2000
(To Prospectus, dated January 3, 2000)




                             [AirGate PCS logo]


       644,400 Shares of Common Stock Issuable Upon Exercise of Warrants



	This prospectus supplement to the prospectus dated January 3, 2000 relates to our offering of 644,400 shares of common stock issuable by us from time to time upon exercise of warrants sold by us in our units offering, which was completed on September 30, 1999.

	This prospectus supplement should be read in conjunction with the prospectus dated January 3, 2000, as supplemented, which is to be delivered with this prospectus supplement.




	This investment involves risk. See "Risk Factors" beginning on page 14 of Prospectus Supplement No. 1 dated February 8, 2000.


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Neither the SEC nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

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On April 27, 2000, AirGate PCS, Inc. ("AirGate PCS") filed with the Securities and Exchange Commission a Definitive Proxy Statement for a Special Meeting of the Stockholders of AirGate PCS to be held on May 26, 2000. The purpose of the Special Meeting is to consider and vote upon an amendment to AirGate PCS' Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 25,000,000 shares to 150,000,000 shares.


This Prospectus Supplement No. 3, dated April 28, 2000, supercedes in its entirety the Prospectus Supplement No. 2, dated April 13, 2000.